Exhibit 32.2

Certification of the Chief Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Frederic F. Brace, the Executive Vice President and Chief Financial Officer of UAL Corporation (the "Company") certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended September 30, 2003 of the Company (the "Report"):

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frederic F. Brace

Frederic F. Brace

UAL Corporation

Executive Vice President and Chief Financial Officer

October 30, 2003